UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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                         THE MCGRAW-HILL COMPANIES, INC.
             (Exact Name of Registrant as Specified in its Charter)


               NEW YORK                                 13-1026995
(State of Incorporation or Organization)    (IRS Employer Identification Number)

     1221 AVENUE OF THE AMERICAS
          NEW YORK, NEW YORK                              10020
(Address of Principal Executive Offices)                (Zip Code)


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: [ ]

                SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER
                         TO WHICH THIS FORM RELATES: N/A

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                             NAME OF EACH EXCHANGE ON WHICH
TITLE OF EACH CLASS TO BE SO REGISTERED      EACH CLASS IS TO BE REGISTERED
---------------------------------------  ---------------------------------------
    PREFERRED SHARE PURCHASE RIGHTS           NEW YORK STOCK EXCHANGE, INC.
                                                  PACIFIC EXCHANGE, INC.

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      NONE
                              (Title of Each Class)

ITEM 1.   DESCRIPTION OF SECURITIES TO BE REGISTERED.

     Reference is hereby made to the Registration Statement on Form 8-A filed by The McGraw-Hill Companies, Inc. (the "Company") with the Securities and Exchange Commission on August 3, 1998, as amended on March 8, 1999, relating to the Rights Agreement by and between the Company and Mellon Investor Services, LLC ("Mellon"), successor to ChaseMellon Shareholder Services, L.L.C., dated as of July 29, 1998 (the "Rights Agreement"). Such Forms 8-A and 8-A/A are hereby incorporated by reference herein.

     Effective as of February 1, 2005, the Company executed an amendment to the Rights Agreement appointing The Bank of New York as successor to Mellon as rights agent under the Rights Agreement (the "Amendment"). A copy of the Amendment is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

ITEM 2.   EXHIBITS.

          4.1 Rights Agreement, dated as of July 29, 1999, between The McGraw-Hill Companies, Inc. and ChaseMellon Shareholder Services, L.L.C., which includes the form of Rights Certificate as Exhibit A and the Summary of Rights to the Purchase Preferred Shares as Exhibit B.

          99.1 Press release, dated July 29, 1998, issued by The McGraw-Hill Companies, Inc.

          99.2 Certificate of Adjustment delivered by the Company to ChaseMellon Shareholder Services, L.L.C., as rights agent, on March 8, 1999.

          99.3 Amendment to Rights Agreement, dated as of February 1, 2005, by and between The McGraw-Hill Companies, Inc. and The Bank of New York.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                 THE McGRAW-HILL COMPANIES, INC.


Dated:  February 3, 2005                         By:       /s/ Scott L. Bennett
                                                    ----------------------------
                                                    Name:  Scott L. Bennett
                                                    Title: Senior Vice President
                                                           and Secretary

                             EXHIBIT INDEX

         EXHIBIT
         NUMBER                   DESCRIPTION OF EXHIBIT
         ------                   ----------------------

          4.1 Rights Agreement, dated as of July 29, 1999, between The McGraw-Hill Companies, Inc. and
                    ChaseMellon Shareholder Services, L.L.C., which includes the form of Rights Certificate as Exhibit A and the Summary of Rights to the Purchase
                    Preferred Shares as Exhibit B.

          99.1 Press release, dated July 29, 1998, issued by The McGraw-Hill Companies, Inc.

          99.2 Certificate of Adjustment delivered by the Company to ChaseMellon Shareholder Services, L.L.C., as rights agent, on March 8, 1999.

          99.3 Amendment to Rights Agreement, dated as of February 1, 2005, by and between The McGraw-Hill Companies, Inc. and The Bank of New York.